UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2013

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road

St. Louis, MO 63105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

On April 26, 2013, Viasystems Group, Inc. (the “Company”) issued a press release announcing the Company’s first quarter 2013 results conference call to be held on May 9, 2013 at 11:00 a.m. Eastern Time.

On May 9, 2013, the Company issued a press release announcing the Company’s first quarter 2013 earnings, a copy which is attached as an exhibit hereto.

Item 5.07: Submission of Matters to a Vote of Security Holders.

On May 7, 2013, the Company held its regular annual meeting of stockholders. The stockholders approved both of the proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities Exchange Commission on March 15, 2013:

Proposal 1: Election of twelve directors to serve until the next annual meeting of stockholders.

	SHARES VOTED FOR	SHARES WITHHELD	BROKER NON-VOTES
Michael D. Burger	18,258,923	778,894	619,600
Timothy L. Conlon	18,520,431	517,386	619,600
Robert F. Cummings, Jr.	18,686,473	351,344	619,600
Kirby A. Dyess	18,686,495	351,322	619,600
Peter Frank	18,509,396	528,421	619,600
Jack D. Furst	18,509,495	528,322	619,600
Edward Herring	18,509,473	528,344	619,600
William A. Owens	18,901,776	136,041	619,600
Dominic J. Pileggi	18,892,480	145,337	619,600
David M. Sindelar	18,548,300	489,517	619,600
Christopher J. Steffen	18,682,238	355,579	619,600
David D. Stevens	18,905,698	132,119	619,600

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.

SHARES VOTED FOR	SHARES VOTED AGAINST	SHARES ABSTAINING
19,636,488	10,970	9,959

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished pursuant to Item 2.02 hereof, and the information contained in this report and such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated therein.

Exhibit Number	Description

99.1	Press Release issued by the Company on May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Christopher R. Isaak
Christopher R. Isaak
Vice President, Corporate Controller and Chief Accounting Officer

Date: May 9, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by Viasystems Group, Inc. on May 9, 2013.